UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2005

Angeion Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway
Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                        ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                        ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                        ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                        ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5                                             Corporate Governance and Management

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

On August 29, 2005, Angeion Corporation announced the addition of Dr. K. James Ehlen to its Board of Directors effective August 30, 2005.  Dr. Ehlen’s appointment brings the total number of Angeion board members to five.  A copy of the Press Release announcing Dr. Ehlen’s election to the Board is attached as Exhibit 99.1.

Section 8                                             Other Events

Item 8.01                                           Other Events

On August 30, 2005, Angeion announced that in an Order dated August 25, 2005, Judge David S. Doty of the United States District Court for the District of Minnesota granted Angeion’s motion for partial summary judgment in the pending lawsuit Medmarc Casualty Insurance Company v. Angeion Corporation, ELA Medical, Inc. and ELA Medical SA.   The Judge’s Order found that Medmarc had a duty to defend Angeion against ELA’s cross-claim and Medmarc breached that duty.  The Court also ruled that Medmarc is obligated to pay Angeion reasonable defense fees and costs that related to ELA Medical’s cross-claim.  The Judge also denied Medmarc’s motion for Summary Judgment that Medmarc had no duty to defend.

Section 9                                             Financial Statements and Exhibits

Item 9.01                                           Financial Statements and Exhibits
(a)                                 Financial statements:  None

(b)                                 Pro forma financial information:  None

(c)                                  Exhibits:

Exhibit 99.1 Press Release dated August 29, 2005 regarding Dr. Ehlen’s election to the board of directors of Angeion.

Exhibit 99.2  Press release dated August 30, 2005 regarding the Judge’s August 25, 2005 Order in lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: August 30, 2005	By	/s/ Rodney A. Young
Rodney A. Young
President and Chief Executive Officer